Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 of TAM S.A. (File No. 333-147020), TAM Linhas Aéreas S.A. (File No. 333-147020-01) and TAM Capital Inc. (File No. 333-147020-02), of our report dated March 8, 2012 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F of TAM S.A., TAM Linhas Aéreas S.A. and TAM Capital Inc. (together, “TAM”) for the year ended December 31, 2011.

/s/ PricewaterhouseCoopers Auditores Independentes

PricewaterhouseCoopers Auditores Independentes

São Paulo, Brazil

March 22, 2012